UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The First Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change of Time and Location and Notice Regarding Proposal 2 – Approval of an Amendment to the 2007 Stock Incentive Plan relate to the proxy statement dated April 15, 2020 (the “Proxy Statement”) of The First Bancshares, Inc. (the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 28, 2020. The following Notices are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about May 11, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF TIME AND LOCATION (VIRTUAL FORMAT) OF
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020

TO OUR SHAREHOLDERS:

On April 15, 2020, The First Bancshares, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders (“Annual Meeting”) to be held on May 28, 2020, and provided access to its proxy materials, including the Proxy Statement, the proxy card and its 2019 Annual Report to Shareholders, over the Internet. The Proxy Statement, form of proxy card, and the 2019 Annual Report to Shareholders are available at www.edocumentview.com/FBMS.

In light of the coronavirus (COVID-19) pandemic and related health concerns, the Company will hold the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual-only meeting format, via audio webcast. As previously announced, the Annual Meeting will be held on Thursday, May 28, 2020, but the time has been changed to 4:00 p.m., Central Daylight Time.

As there will not be a physical location, shareholders will not be able to vote their shares in person at the Annual Meeting. Shareholders will instead be able to vote their shares by submitting a proxy in advance of the meeting using one of the methods described in the proxy materials for the Annual Meeting or by attending the meeting virtually following the instructions below.

If you were a shareholder of record as of the close of business on April 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or agent, you are entitled to participate in the Annual Meeting by visiting www.meetingcenter.io/241434649 and clicking on “I have a log in.” If you join as a shareholder, you will be able to vote your shares, submit a question and view other materials customarily made available at in-person shareholder meetings by following the instructions that will be available on the meeting website. Shareholders may also join as a guest but you will not be able to vote your shares at the virtual meeting, submit questions or view otherwise available materials.

You may continue to vote and submit your proxy in advance of the Annual Meeting by Internet, by telephone or by mail by following the instructions included on the original Proxy Card, Voting Instruction Form or Notice of Internet Availability previously distributed. Please note that these materials will not be updated to reflect the change to a virtual meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

Attending the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record at the close of business on April 3, 2020, you are eligible to attend the meeting by accessing www.meetingcenter.io/241434649 and entering the control number found on the Proxy Card or Notice of Internet Availability of Proxy Materials and the meeting password, FBMS2020.

Registering to Attend the Virtual Meeting as a Beneficial Owner

If you were a beneficial owner of record (i.e., you hold your shares through a broker, bank or other agent) at the close of business on April 3, 2020, and you wish to attend the Annual Meeting, you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Please note that the voting instruction form or Notice Regarding the Availability of Proxy Materials you received with the Company’s proxy statement is not a legal proxy. If you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or agent to vote on your behalf. You will only be able to vote at the Annual Meeting.

Requests for registration of shareholders who are beneficial owners of record must be received by Computershare no later than 4:00 p.m. Central Daylight Time, on May 22, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/241434649 and enter your control number and the meeting password, FBMS 2020.

Asking Questions

Shareholders are invited to submit questions for consideration at the Annual Meeting by members of the Board of Directors and management. To facilitate the process, the company asks shareholders to submit their questions on or before 4:00 p.m., Central Daylight Time, on May 26, 2020 by accessing the virtual meeting website available at www.meetingcenter.io/241434649. We expect this feature to be available by May 21, 2020. Shareholders who participate in the meeting (by entering a control number and password as detailed above) may also submit questions regarding proposals during the meeting up until the time the relevant proposal is presented. Questions should relate to the official business of the meeting, and management and shareholder proposals in particular.

By Order of the Board of Directors

M. Ray (Hoppy) Cole, Jr.
President and Chief Executive Officer

Hattiesburg, Mississippi
May 11. 2020

The virtual-only Annual Meeting on Wednesday, May 28, 2020 at 4:00 p.m. Central Daylight Time will be accessible at www.meetingcenter.io/241434649

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2020: The Proxy Statement, form of proxy card, and the 2019 Annual Report to Shareholders are available at www.edocumentview.com/FBMS.

NOTICE REGARDING PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

TO OUR SHAREHODERS:

On April 15, 2020, The First Bancshares, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Shareholders (“Annual Meeting”) to be held on May 28, 2020, and provided access to its proxy materials, including the Proxy Statement, the proxy card and its 2019 Annual Report to Shareholders, over the Internet. The Proxy Statement, form of proxy card, and the 2019 Annual Report to Shareholders are available at www.edocumentview.com/FBMS.

Proposal 2 in the Proxy Statement for the Annual Meeting seeks shareholder approval of an amendment to The First Bancshares, Inc. 2007 Stock Incentive Plan (the “2007 Incentive Plan”). On May 5, 2020, the Company received a copy of the ISS Proxy Analysis & Benchmark Policy Voting Recommendations issued by the Institutional Shareholder Services (“ISS”) relating to the Company’s Annual Meeting.

ISS has recommended that the Company’s shareholders vote against approval of the 2007 Incentive Plan, as set forth in Proposal 2 in the Proxy Statement. ISS stated that its analysis of Proposal 2 considered multiple positive and negative factors within three pillars - estimated cost, plan features and equity grant practices - which resulted in a passing score for the 2007 Incentive Plan. However, the 2007 Incentive Plan included an option reload provision, which is considered a factor that can override an otherwise passing score on the equity plan analysis. Based on the inclusion of the option reload provision, ISS recommended a vote against Proposal 2.

Notice Regarding Proposal 2 – Approval of an Amendment to the 2007 Stock Incentive Plan is being furnished to the Securities and Exchange Commission (the “SEC”) and made available to our shareholders solely for the purpose of addressing the ISS concerns with respect to Proposal 2.

The Company has never granted reload options, nor does the Company have any intent to do so. We have elected to revise the proposed amendment to the 2007 Incentive Plan to eliminate the ability for the Company to grant reload options. We believe the revision will address the primary concern raised by ISS by eliminating the overriding factor. The full text of the amendment, as revised, is attached hereto as Appendix A.

No changes were otherwise made to the proposed amendment to the 2007 Incentive Plan, and no changes are otherwise being made to Proposal 2 or any other proposals in the Proxy Statement or the proxy card for the Annual Meeting, as filed with the SEC and previously delivered or otherwise made available to our shareholders of record as of April 3, 2020.

The proposed amendment to the 2007 Incentive Plan, as updated, will be presented for shareholder approval at the Annual Meeting, and its effectiveness remains conditioned on the receipt of such approval. If a shareholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this Notice) indicating in favor of Proposal 2, such vote will constitute a vote in favor of such Proposal, as updated by this Notice. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy and change his or her vote prior to the applicable cutoff time. A shareholder may change his or her vote using the Internet or telephone methods described in the Proxy Statement, in which case only his or her latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. A shareholder may also revoke his or her proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later day or by properly registering for and voting during the Annual Meeting. If any shareholder would like a new proxy card or has any questions, he or she should contact the Company’s Corporate Secretary at 601-268-8998.

By Order of the Board of Directors

M. Ray (Hoppy) Cole, Jr.
President and Chief Executive Officer

Hattiesburg, Mississippi
May 11. 2020

The virtual-only Annual Meeting on Wednesday, May 28, 2020 at 4:00 p.m. Central Daylight Time will be accessible at www.meetingcenter.io/241434649.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2020: The Proxy Statement, form of proxy card, and the 2019 Annual Report to Shareholders are available at www.edocumentview.com/FBMS.

APPENDIX A TO NOTICE REGARDING PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

AMENDMENT TO

THE FIRST BANCSHARES, INC.

 2007 STOCK INCENTIVE PLAN, AS AMENDED

This Amendment to The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended (hereinafter the “Plan”) is made this the ___ day of May, 2020, to be effective upon approval of the shareholders of the Company.

WITNESSETH:

WHEREAS, The First Bancshares, Inc. (the “Company”) maintains the Plan to provide incentives and awards to certain officers, employees, directors and other service providers of the Company and its affiliates.

NOW, THEREFORE,  the Plan is hereby amended as follows:

I.

The Plan is hereby amended to increase the number of shares of Company common stock authorized for issuance pursuant to awards granted under the Plan by an additional Five Hundred Thousand (500,000) shares, and subsection (a) of Section 4.2 of the Plan is hereby amended by the deletion of that subsection in its entirety and the substitution of the following:

(a)          Maximum Plan Shares. Upon approval of this Amendment by the shareholders of the Company, the shares of Stock hereby reserved exclusively for issuance upon an award of or exercise or payment pursuant to Stock Incentives under the Plan is increased by Five Hundred Thousand (500,000) shares to a total of One Million One Hundred Fifteen Thousand (1,115,000) shares, subject to adjustment in accordance with Section 9.2 (the “Maximum Plan Shares”). All or any of such Maximum Plan Shares may be issued upon an award of or exercise or payment pursuant to any one or more Stock Incentives, including without limitation, Incentive Stock Options.

II.

The Plan is hereby amended to remove the ability of the Company to grant “Reload Options”. Accordingly, the Plan is hereby amended by deleting in their entirety Section 2.19 and Section 6.2(j) of the Plan.

III.

This Amendment is conditioned upon, and shall become effective upon, its approval by the shareholders of the Company.

IV.

Capitalize terms used in this Amendment shall have the same meaning as when used in the Plan unless otherwise specifically provided herein.

V.

The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed the date and year first above written.

The First Bancshares, Inc.

By:

Its: